EXHIBIT 10.1
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                      FOURTH AMENDMENT TO CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of November __, 2006, is by and among CHATTEM, INC., a Tennessee corporation (the "Borrower"), each of the Borrower's Domestic Subsidiaries (individually a "Guarantor" and collectively with the Borrower, the "Credit Parties"), the Persons identified as lenders on the signature pages hereto (the "Lenders") and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

     WHEREAS, the Credit Parties, the Lenders, and the Agent have entered into that certain Credit Agreement dated as of February 26, 2004 (as amended from time to time, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as provided herein; and

     WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                     PART I
                                   DEFINITIONS

       Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement (as amended hereby).

                                     PART II
                         AMENDMENTS TO CREDIT AGREEMENT

     SUBPART 2.1 The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

          "Convertible Senior Notes" means the unsecured convertible notes due 2013 issued by the Borrower containing terms reasonably acceptable to the Agent.

     SUBPART 2.2 The following definitions in Section 1.1 of the Credit Agreement are hereby amended to read as follows:

          "Change of Control" means any of the following events: either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 35% of the then outstanding voting stock of the Borrower, (ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (A) an individual who on the date two years prior to such determination date was a member of the Borrower's Board of Directors or (B) any new Director whose nomination for election by the Borrower's shareholders was approved by a vote of at least 75% of the

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     Directors  then still in office who either were  Directors  on the date two years prior to such determination date or whose nomination for election was previously so approved, (iii) the occurrence of a Change of Control (under and as defined in the Subordinated Indenture) or (iv) the occurrence of a "Change of Control (or any comparable term) under, and as defined in, the indenture governing the Convertible Senior Notes.

          "Pro Forma Basis" means, in connection with any Permitted Acquisition, any Asset Disposition, any Restricted Payment permitted by Section 8.7 or any prepayment of Subordinated Debt or repayment of the principal amount of Convertible Senior Notes pursuant to Section 8.11, that such transaction shall be deemed to have occurred on the first day of the twelve month period ending on the last day of the Borrower's most recently completed fiscal quarter for which the Borrower has delivered the officer's certificate pursuant to Section 7.1(c).

     SUBPART 2.3 Section 5.2 of the Credit Agreement is hereby amended to read as follows:

5.2  Conditions to All Extensions of Credit.

     In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans (nor shall the Issuing Lender be obligated to issue any Letter of Credit) hereunder unless:

     (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, a Letter of Credit Application, duly executed and completed, by the time specified in
Section 2.2, (iii) in the case of any new Swingline Loan, a Swingline Loan Notice, duly executed and completed, by the time specified in Section 2.3 and
(iv) in the case of any continuation or conversion of a Loan, a duly executed and completed Notice of Continuation/Conversion by the time specified in Section 2.4;

     (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date;

     (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

     (d) No Material Adverse Effect. There shall not have occurred any Material Adverse Effect;

     (e) Availability. Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or the issuance of such Letter of Credit, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus the Swingline Loans outstanding shall not exceed the Revolving Commitment Amount; and

     (f) Compliance with Subordinated Indenture. The incurrence by the Borrower of the Indebtedness evidenced by such Loan or Letter of Credit is permitted by the Subordinated Indenture, including Section 4.09 thereof, and constitutes "Senior Indebtedness" as defined therein.

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     The   delivery   of  each   Notice  of   Borrowing   and  each   Notice  of
Extension/Conversion shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c),
(d), (e) and (f) above.

     SUBPART 2.4 Section 8.1(j) of the Credit Agreement is hereby amended to read as follows:

          (j) Indebtedness of the Borrower under the Convertible Senior Notes in an aggregate principal amount not to exceed $125,000,000.

     SUBPART 2.5 The  following  sentence is hereby  added at the end of Section
8.7 of the Credit Agreement to read as follows:

     For the avoidance of doubt, the parties hereto agree that (a) nothing contained in this Section 8.7 shall prohibit the Borrower from using $26 million of the proceeds from the issuance of the Convertible Senior Notes to fund a convertible note hedge transaction with an affiliate of Merrill Lynch & Co. on the date of the issuance of the Convertible Senior Notes, which transaction is designed to offset the Borrower's exposure to potential dilution of its common stock upon the conversion of the Convertible Senior Notes and (b) the use of such proceeds as described above shall not be considered a Restricted Payment.

     SUBPART 2.6 Section 8.9 of the Credit Agreement is hereby amended to add the following sentence at the end of such Section to read as follows:

     The documentation governing the Convertible Senior Notes may not be amended or modified in any material manner without the prior written consent of the Required Lenders.

     SUBPART 2.7 Section 8.10 of the Credit Agreement is hereby amended to read as follows:

          (a)  8.10 Prepayments of Indebtedness.


          No Credit Party will, nor will it permit any of its  Subsidiaries  to,
     (a) amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Lenders, including but not limited to, shortening final maturity or average life to maturity of such Indebtedness or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or change any subordination provision thereof, (b) during the existence of a Default or Event of Default, or if a Default or Event of Default would be caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness and (c) make any repayment in cash for Convertible Senior Notes that are surrendered by the holders thereof (or otherwise make any payment on the principal of any Convertible Senior Notes) unless (i) prior to any such repayment, the Borrower has Sufficient Liquidity (as defined below), (ii) prior to any such repayment, the Borrower shall deliver to the Agent a Pro Forma Compliance Certificate demonstrating that after giving effect to any such payment on a Pro Forma Basis, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.12 and (ii) before and after giving effect to any such repayment, no Default or Event of Default shall have occurred and be continuing.

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          For  purposes  hereof,  "Sufficient  Liquidity"  means  cash  and Cash
     Equivalents   (including,   without  limitation,   availability  under  the
     Revolving Committed Amount) in an aggregate amount equal to 125% of the sum of the principal amount of the Convertible Senior Notes contemplated to be paid by the Borrower in cash.

     SUBPART 2.8 A new clause (o) is hereby added at the end of Section 9.1 of the Credit Agreement following clause (n) thereof to read as follows:

          (o) Convertible Senior Notes. There shall occur an "Event of Default" (or any comparable term) under, and as defined in, the documentation governing the Convertible Senior Notes.

                                    PART III
                           CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1 Effective Date. This Amendment shall be and become effective upon the Agent's receipt of counterparts of this Amendment, which collectively shall have been duly executed on behalf of the Borrower, the Guarantors, the Required Lenders and the Agent.

                                     PART IV
                                  MISCELLANEOUS

     SUBPART 4.1 Representations and Warranties. Each Credit Party hereby represents and warrants to the Agent and the Lenders that (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents on and as of the date hereof, (b) each Credit Party has the requisite corporate power and authority to execute, deliver and perform this Amendment and
(c) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date). Each Credit Party acknowledges and confirms that the Borrower's obligations to repay the outstanding principal amount of the Loans are unconditional and not subject to any offsets, defenses or counterclaims.

     SUBPART 4.2 Acknowledgment. Each Guarantor hereby acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment does not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

     SUBPART 4.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 4.4 Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

     SUBPART 4.5 References in Other Credit Documents. At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

     SUBPART 4.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

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     SUBPART 4.7 Governing Law. THIS AMENDMENT  SHALL BE DEEMED TO BE A CONTRACT
MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TENNESSEE.

     SUBPART 4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.9 General. Except as amended hereby, the Credit Agreement and all other Credit Documents shall continue in full force and effect.


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     IN WITNESS WHEREOF the Borrower, the Guarantors and the Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:                       CHATTEM, INC.,
--------                        a Tennessee corporation



                                By: /s/ Robert E. Bosworth
                                Name:  Robert E. Bosworth
                                Title: President and Chief Operating Officer


GUARANTORS:                     SIGNAL INVESTMENT & MANAGEMENT CO.,


                                By: /s/ Robert E. Bosworth
                                Name:  Robert E. Bosworth
                                Title: President



                                SUNDEX, LLC,
                                a Tennessee limited liability company

                                By: /s/ Robert E. Bosworth
                                Name:  Robert E. Bosworth
                                Title: President



                                CHATTEM (CANADA) HOLDINGS, INC.,
                                a Delaware corporation

                                By: /s/ Robert E. Bosworth
                                Name:  Robert E. Bosworth
                                Title: President


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AGENT:                          BANK OF AMERICA, N.A.,
-----                           in its capacity as Agent

                                By: /s/ Brian Chiappetta
                                Name:  Brian Chiappetta
                                Title: Assistant Vice President



LENDERS:                        BANK OF AMERICA, N.A.,
-------                         in its capacity as a Lender

                                By: /s/ John M. Hall
                                Name:  John M. Hall
                                Title: Senior Vice President



                                SUNTRUST BANK

                                By: /s/ Kap Yarbrough
                                Name:  Kap Yarbrough
                                Title: Banking Officer



                                BRANCH BANKING AND TRUST

                                By: /s/ R. Andrew Bream
                                Name:  R. Andrew Bream
                                Title: Senior Vice President



                                NATIONAL CITY BANK

                                By: /s/ Kevin L. Anderson
                                Name:  Kevin L. Anderson
                                Title: Sr. Vice President